Exhibit 99.2

supplemental report second quarter 2016 The Solana at Deer Park Deer Park, IL 1

Summary 3 Heat Map - Triple-Net Master Lease Profile 5 Capitalization 6 Indebtedness and Ratios 8 Investments, Commitments and Dispositions 10 Portfolio Portfolio Summary 13 Senior Housing 18 Post-Acute/Skilled 24 Life Science 28 Medical Office 31 Hospital 33 Unconsolidated Joint Ventures 34 Entrance Fee CCRC Portfolio 35 Definitions 36 Reconciliations 40 Company Information 43 Forward-Looking Statements & Risk Factors 44 TABLE OF Contents 2

THE NUMBERS Summary(1) As of and for the quarter ended June 30, 2016, dollars in thousands, except per share data PORTFOLIO INCOME 4% Hospital Three Months Ended June 30, 2016 2015 14% Medical office Diluted FFO per common share 0.71 0.65 Diluted FAD per common share 0.72 0.69 42% Senior housing Revenues 662,176 607,532 15% $496.1M Life science Cash NOI 445,786 413,259 Adjusted EBITDA $ 474,226 $ 482,472 Net Debt to Adjusted EBITDA 5.8x 6.0x 25% Post-acute/skilled INVESTMENT June 30, 2016 Post-acute/skilled 300 5,027,585 Medical office 228 3,661,632 (1) Reconciliations of the non-GAAP financial measures used in this report to their most comparable GAAP financial measures are included in the Reconciliations section or elsewhere in this report. (2) Reflects the adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability. 1,191 $ 23,215,105 3 Hospital 16 594,085 Life science 117 3,747,581 Property Count Investment Senior housing 530 $ 10,184,222 Adjusted Fixed Charge Coverage 3.8x 3.9x Financial Leverage(2) 44.6% 45.3% Year-Over-Year SPP Cash NOI % change 4.0% (0.7% ) NOI 449,183 434,787 Dividends per common share 0.575 0.565 Diluted FFO as adjusted per common share 0.74 0.79 Diluted EPS $0.64 $ 0.36

Portfolio Summary As of and for the quarter ended June 30, 2016, dollars in thousands Property Portfolio Post-acute/skilled 4,285,510 109,363 Medical office 3,591,517 67,020 $ 21,230,433 $ 445,786 Senior housing $ 59,301 $ 16,474 $ 792,226 $ 32,787 Senior housing(2) $ 16,560 $ — Medical office 60,543 — Unconsolidated JVs Post-acute/skilled 9,150 400 Medical office 9,572 361 Total Post-acute/skilled 5,027,585 126,076 (1) Portfolio Income includes $6.1 million related to the first tranche of the purchase option exercised by Genentech that is held for sale as of June 30, 2016, and is therefore excluded from Investment. (2) Represents two unconsolidated joint ventures. Medical office 3,661,632 67,381 $ 23,215,105 $ 496,143 4 Hospital 594,085 21,634 Life science(1) 3,747,581 73,194 Senior housing $ 10,184,222 $ 207,858 $ 894,874 $ 17,570 Life science 87,711 1,499 Senior housing $ 788,441 $ 15,310 $ 297,572 $ — Life science 220,469 — Developments Post-acute/skilled732,925 16,313 Debt Investments Hospital 594,085 21,634 Life science(1) 3,439,401 71,695 Senior housing $ 9,319,920 $ 176,074 Investment Portfolio Income

HEAT MAP Triple-Net Master Lease Profile(1) 1.3% 0.4% 0.4% 0.1% 0.7% 0.1% 0.2% 0.7% 0.2% 0.5% 0.6% 0.8% 1.3% 0.4% 1.0% 0.1% 0.2% 0.5% 8.4% (3) 0.4% 0.2% 2205 0 2 4 6 8 10 12 14 16 18 TERM (YEARS TO EXPIRATION) 94% INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Base Rent Master leases profiled represent 94% of triple-net Annualized Base Rent(1)(2) (1) Agreements with cross-default protections are presented as a single master lease, including agreements that will be added to a master lease upon third party debt repayment. Excludes master leases with properties acquired during the period required to calculate CFC. (2) Refers to Annualized Base Rent from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (3) Represents HCR ManorCare, Inc. (“HCRMC”) (guarantor) fixed charge coverage for the trailing 12 months ended June 30, 2016 for their combined senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. 5 EBITDAR CFC (TRAILING TWELVE MONTHS ENDED 3/31/2016) 12.00x 0.50x 0.75x 1.00x 1.25x 1.50x 0.7% 0.7% 0.6% 0.4% 0.4% 0.5% 1.2% 24.2% 0.7% 0.2% 0.1% 1.4%

Capitalization

Dollars and shares in thousands, except price per share data

TOTAL DEBT

	June 30, 2016	December 31, 2015	June 30, 2015
Bank line of credit[1]	$ 869,078	$ 397,432	$ 1,022,324
Term loans[2][3]	477,890	524,807	559,308
Senior unsecured notes[2]	8,626,559	9,120,107	8,521,665
Mortgage debt[2]	688,910	932,212	965,844
Other debt	93,012	94,445	95,144
Consolidated Debt	**$ 10,755,449**	**$ 11,069,003**	**$ 11,164,285**
HCP's share of unconsolidated JV mortgage debt[2]	176,154	172,275	300,581
HCP's share of unconsolidated JV other debt	191,234	192,600	171,937
Total Debt	**$ 11,122,837**	**$ 11,433,878**	**$ 11,636,803**
Cash and cash equivalents	(116,450)	(346,500)	(115,770)
HCP's share of unconsolidated JV cash and cash equivalents	(35,044)	(24,214)	(35,846)
Net Debt	**$ 10,971,343**	**$ 11,063,164**	**$ 11,485,187**

TOTAL CAPITALIZATION

	June 30, 2016		
	Shares	Value	Total Value
Common stock (NYSE: HCP)	467,325	$ 35.38	$ 16,533,959
Convertible partnership (DownREIT) units[4]	5,855	35.38	207,150
Total Market Equity			**$ 16,741,109**
Consolidated Debt			10,755,449
Total Market Equity and Consolidated Debt			**$ 27,496,558**
HCP's share of unconsolidated JV debt			367,388
Total Market Equity and Total Debt			**$ 27,863,946**

(1) Includes £275.0 million, £269.5 million and £268.5 million translated into U.S. dollars at June 30, 2016, December 31, 2015 and June 30, 2015, respectively.
(2) Reflects the adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability.
(3) Represents £357.0 million translated into U.S. dollars.
(4) Convertible partnership ("DownREIT") units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

6

Capitalization Common Stock and Equivalents In thousands Common stock equivalent securities: Dilutive impact of options 54 54 54 54 56 56 56 Total common stock and equivalents 474,357 471,425 473,149 473,149 466,777 472,667 472,667 7 Memorial Hermann - Southeast Pearland, TX Convertible partnership units 5,855 4,133 5,857 5,857 —5,890 5,890 Restricted stock and units 1,123 154 154 154 142 142 142 Shares Outstanding June 30, 2016 Weighted Average Shares Three Months Ended June 30, 2016 Weighted Average Shares Six Months Ended June 30, 2016 Diluted Diluted Diluted EPSFFOFAD Diluted Diluted Diluted EPSFFOFAD Common stock 467,325 467,084 467,084 467,084 466,579 466,579 466,579

Indebtedness and Ratios

As of June 30, 2016, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Total Debt	
	Bank Line of Credit[1]	Term Loans[2]	Amounts	Rates %[3]	Amounts[4]	Rates %[3]	Consolidated Debt	Amounts[5]	Rates %[3]	Amounts	Rates %[3]
2016	$ —	$ —	$ 400,000	6.49	$ 34,240	8.06	$ 434,240	$ 1,133	N/A	$ 435,373	6.59
2017	—	183,868[6]	750,000	6.02	581,891	6.08	1,515,759	63,074	3.01	1,578,833	5.47
2018	869,078	—	600,000	6.81	6,583	5.90	1,475,661	28,097	2.94	1,503,758	3.87
2019	—	295,262	450,000	3.97	2,072	N/A	747,334	1,095	N/A	748,429	3.22
2020	—	—	800,000	2.79	2,078	5.14	802,078	34,095	3.50	836,173	2.83
2021	—	—	1,200,000	5.54	9,384	5.39	1,209,384	12,276	5.49	1,221,660	5.54
2022	—	—	900,000	3.93	902	N/A	900,902	14,688	4.39	915,590	3.93
2023	—	—	800,000	4.45	964	N/A	800,964	84	N/A	801,048	4.44
2024	—	—	1,150,000	4.12	1,031	N/A	1,151,031	87	N/A	1,151,118	4.12
2025	—	—	1,350,000	3.94	1,103	N/A	1,351,103	18,064	3.87	1,369,167	3.94
Thereafter	—	—	300,000	6.88	47,708	4.88	347,708	2,993	3.90	350,701	6.58
Subtotal	**$ 869,078**	**$ 479,130**	**$8,700,000**		**$ 687,956**		**$10,736,164**	**$ 175,686**		**$10,911,850**	
Other debt[7]	—	—	—		—		93,012	191,234		284,246	
(Discounts), premiums and debt costs, net	—	(1,240)	(73,441)		954		(73,727)	468		(73,259)	
Total	**$ 869,078**	**$ 477,890**	**$8,626,559**		**$ 688,910**		**$10,755,449**	**$ 367,388**		**$11,122,837**	
Weighted average interest rate %	1.85	2.10	4.72		6.06		4.45	3.49		4.44	
Weighted average maturity in years	1.75	1.98	5.86		2.51		5.14	3.91		5.12	

(1) Includes £275.0 million translated into U.S. dollars at June 30, 2016.
(2) Represents £137.0 million in 2017 and £220.0 million in 2019, both translated into U.S. dollars at June 30, 2016.
(3) Relates to maturing amounts.
(4) Mortgage debt attributable to noncontrolling interests at June 30, 2016 was $50.8 million, excluding DownREITs.
(5) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated joint ventures.
(6) Reflects a one-year extension option that was exercised in July 2016.
(7) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

8

Indebtedness and Ratios CREDIT METRICS June 30, 2016 December 31, 2015 Consolidated Debt/Consolidated Gross Assets(1) 45.3% 45.6% Consolidated Secured Debt/Consolidated Gross Assets 2.9% 3.9% Fixed Rate Total Debt 89.8% 95.8% 100.0% 100.0% FINANCIAL COVENANTS AS OF JUNE 30, 2016(3) Bank Line of Credit Secured Debt Ratio No greater than 30% 4% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.6x CREDIT RATINGS (SENIOR UNSECURED DEBT) AS OF JUNE 30, 2016 S&P Global BBB (Stable) (1) December 31, 2015 metrics are pro forma to reflect prefunding certain 2016 debt maturities in December 2015. (2) At June 30, 2016 and December 31 2015, term loans of £220.0 million ($295.3 million) and £357.0 million ($526.5 million), respectively, and variable-rate mortgage debt of $70.4 million and $70.7 million, respectively, are presented as fixed-rate debt as the interest payments under such debt were swapped from variable to fixed using derivative financial instruments. (3) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees. 9 Fitch BBB (Rating Watch Negative) Moody’sBaa2 (Stable) Unsecured Leverage Ratio No greater than 60% 48% Requirement Actual Compliance Leverage Ratio No greater than 60% 45% Variable Rate Total Debt 10.2% 4.2% Fixed and Variable Rate Ratios:(2) Secured Debt Ratio (Total Secured Debt/Total Gross Assets)3.5% 4.4% Financial Leverage (Total Debt/Total Gross Assets)(1)44.6% 45.0%

Investments Dollars in thousands INVESTMENTS June 30, 2016 Description Three Months Ended Six Months Ended Investment in unconsolidated joint venture — 14,500 Debt investments — 17,007 Skyline Medical Nashville, TN 10 Total Investments $ 62,000 $ 426,260 Development commitments 62,000 284,330 Investment in real estate assets$ —$ 110,423

Investments | Acquisitions, Commitments and Dispositions

For the six months ended June 30, 2016, dollars and square feet in thousands

Location/Portfolio	Date	Capacity	Property Count	Segment		Investment/ Sales Price[1]
Acquisitions:[2]						
Various	January	484 Units/Beds	6	Senior housing/ Post-acute/skilled	$	95,471
Easton, PA	February	64 Beds	1	Senior housing		14,952
Investment in Unconsolidated JV:						
Clearfield, UT - MBK JV	March	130 Units	1	Senior housing		14,500
Development Commitments:						
South San Francisco, CA	January	230 Sq. Ft.	2	Life science		185,280
The Woodlands, TX	January	170 Sq. Ft.	1	Medical office		37,050
Ridgeview, CA	June	301 Sq. Ft.	3	Life science		62,000
Debt Investment and Commitments:						
Maria Mallaband (Affiliate)	March	—	—	Senior housing		17,007
					$	**426,260**
Dispositions:						
Various - HCRMC	January, February	1,046 Beds/Units	11	Post-acute/skilled/ Senior housing	$	62,269
Denton, TX - HCP Ventures IV	January	22 Beds	1	Hospital		5,000
Houston, TX	April	50 Sq. Ft.	1	Medical office		13,500
Cambridge, MA	April	78 Sq. Ft.	1	Life science		74,207
Bedford, OH	June	211 Units	1	Senior housing (RIDEA)		6,500
Coyoacan, Mexico	June	23 Sq. Ft.	1	Medical office		5,550
Various	June	848 Beds/Units	7	Post-acute/skilled/ Senior housing		130,000
					$	**297,026**
Assets Held for Sale:						
South San Francisco, CA[3]	March	457 Sq. Ft.	4	Life science	$	311,300
Jacksonville, FL	June	245 Units	1	Senior housing (RIDEA)		21,500
					$	**332,800**

(1) Adjusted to reflect the Company's pro rata share of unconsolidated joint ventures, as applicable.

(2) During the first quarter of 2016, the Company also acquired two assets from HCRMC for $91.8 million. HCRMC used the proceeds from the sales to reduce its lease obligation to the Company in accordance with the HCRMC Amended Master Lease.

(3) In January 2016, the Company entered into a purchase and sale agreement with Genentech who exercised their purchase option to acquire a life science portfolio in South San Francisco. The first tranche of the portfolio, which includes four properties representing 457,000 square feet, is expected to close in November 2016 for a sales price of $311.3 million and is reported as held for sale as of June 30, 2016. The second tranche, which includes four properties representing 337,000 square feet, is expected to close in July 2018 for a sales price of $269.4 million and remains in the Company's operating portfolio as of June 30, 2016.

11

Investments | Developments and Capital Expenditures

As of June 30, 2016, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	Location	Segment	Capacity	Estimated/Actual Completion Date	Estimated Total Investment	Investment to Date
Development:						
Memorial Hermann - Pearland II[1]	Pearland, TX	Medical office	88 Sq. Ft.	2Q 2016	$ 16,699	$ 12,632
Sky Ridge[1]	Lone Tree, CO	Medical office	100 Sq. Ft.	2Q 2016	25,252	22,784
Memorial Hermann - Cypress[1]	Cypress, TX	Medical office	121 Sq. Ft.	2Q 2016	27,672	15,929
Vintage Park - JV[2]	Houston, TX	Senior housing	117 Units	3Q 2016	24,310	14,503
The Cove at Oyster Point - Phase I	South San Francisco, CA	Life science	247 Sq. Ft.	3Q 2016	184,314	141,448
Memorial Hermann - Woodlands Plaza IV	The Woodlands, TX	Medical office	170 Sq. Ft.	1Q 2017	37,050	9,198
Oakmont Village - JV[2]	Santa Rosa, CA	Senior housing	74 Units	1Q 2017	11,600	2,057
The Cove at Oyster Point - Phase II	South San Francisco, CA	Life science	230 Sq. Ft.	3Q 2017	185,280	49,448
Ridgeview	Poway, CA	Life science	301 Sq. Ft.	1Q 2018	62,000	29,573
					$ 574,177	**$ 297,572**

LAND HELD FOR DEVELOPMENT

Primary Location	Primary Segment	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
California - Bay Area & San Diego	Life science	109	2,324	$ 270,494

PLACED IN SERVICE

Name of Project	Location	Segment	Capacity
Deer Park	Deer Park, IL	Senior housing	180 Units
Bayfront[1]	St. Petersburg, FL	Medical office	117 Sq. Ft.
Folsom	Sacramento, CA	Medical office	92 Sq. Ft.

CAPITAL EXPENDITURES

	June 30, 2016	
	Three Months Ended	Six Months Ended
Total fundings for development, tenant and capital improvements including HCP's share of unconsolidated joint ventures	$ 127,907	$ 248,279

(1) Represents a portion of the facility.
(2) Reflects the Company's pro rata share.

12

Portfolio Summary

As of and for the quarter ended June 30, 2016, dollars and square feet in thousands

Property Portfolio	Property Count	Investment	Cash NOI	Age (Years)	Capacity	Occupancy %	EBITDARM CFC	EBITDAR CFC
Senior housing	400	$ 6,586,066	$ 127,315	20	35,303 Units	86.5	1.26x[1]	1.06x[1]
Senior housing - operating	107	2,733,854	48,759	22	15,127 Units	87.9	N/A	N/A
Post-acute/skilled	296	4,285,510	109,363	35	36,582 Beds	83.0	1.76x[1]	1.29x[1]
Life science[2]	113	3,439,401	71,695	19	7,016 Sq. Ft.	98.7	N/A	N/A
Medical office	227	3,591,517	67,020	22	17,253 Sq. Ft.	91.6	N/A	N/A
Hospital	16	594,085	21,634	30	2,247 Beds	55.2	6.55x	6.11x
	1,159	**$ 21,230,433**	**$ 445,786**	**24**				

Debt Investments	Investment	Interest Income
Senior housing	$ 59,301	$ 16,474
Post-acute/skilled	732,925	16,313
	$ 792,226	**$ 32,787**
Total	**$ 22,022,659**	**$ 478,573**

(1) CFC is not presented for HCRMC senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information, see the HCR ManorCare Portfolio Summary.

(2) Cash NOI includes $6.1 million related to the first tranche of the purchase option exercised by Genentech that is held for sale as of June 30, 2016, and is therefore excluded from all other metrics presented.

13

The Solana at Deer Park Deer Park, IL Portfolio Summary For the quarter ended June 30, 2016, dollars in thousands NOI, CASH NOI AND INTEREST INCOME Rental and Operating Revenues Operating Expenses Cash NOI(2) Interest Income Cash NOI and Interest Income Segment NOI(2) Post-acute/skilled 110,125 589 109,536 109,363 16,313 125,676 Medical office 111,218 43,439 67,779 67,020 — 67,020 $ 629,308 $ 180,125 $ 449,183 $ 445,786 $ 32,787 $ 478,573 (1) Includes revenues of $164.2 million and operating expenses of $115.4 million for the three months ended June 30, 2016 related to 107 assets operated under a RIDEA structure. (2) Includes $8.3 million attributable to noncontrolling interests, excluding DownREITs. 14 Hospital 22,067 1,015 21,052 21,634 —21,634 Life science 90,201 17,961 72,240 71,695 —71,695 Senior housing(1) $ 295,697 $ 117,121 $ 178,576 $ 176,074 $ 16,474 $ 192,548

Portfolio Diversification As of and for the quarter ended June 30, 2016, dollars in thousands CASH NOI BY STATE % of Total Senior Housing Post-Acute/ Skilled Life Science Medical Office State Properties Total Hospital TX 120 51,742 12 24,274 1,318 — 18,364 7,786 — — PA 58 35,333 8 5,840 24,940 4,553 OH 74 16,461 4 5,011 11,257 — 193 — VA 34 14,219 3 8,769 4,472 — 978 — WA 29 13,852 3 4,102 3,675 — 6,075 — 1,159 $ 445,786 100 $ 176,074 $ 109,363 $ 71,695 $ 67,020 $ 21,634 OPERATOR/TENANT DIVERSIFICATION Annualized Base Rent Company Primary Segment Amount % Brookdale Senior housing 432,378 22 HCA Medical office 81,014 4 Amgen Life science 47,074 2 Genentech Life science 22,032 1 $ 1,922,736 100 15 Other 690,999 37 Tandem/Consulate Health Care Post-acute/skilled37,0552 HC-One Post-acute/skilled48,4803 Sunrise Senior Living Senior housing98,1855 HCRMC Post-acute/skilled$ 465,519 24 Other 453 130,271 28 66,821 26,299 5,446 24,832 6,873 MI 39 13,991 3 3,052 10,939 ——— CO 34 16,413 4 8,983 2,124 —4,933 373 IL48 17,778 4 7,374 10,072 —332 — FL106 39,017 9 24,690 8,727 —3,646 1,954 CA 164 $ 96,709 22 $ 17,158 $ 5,540 $ 66,249 $ 3,114 $ 4,648

Same Property Portfolio

As of June 30, 2016, dollars in thousands

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	Investment	Percent of Property Portfolio	2Q16	2Q15	NOI	Cash NOI	2Q16	1Q16	NOI	Cash NOI
Senior housing	447	$ 8,112,933	87	86.4%	87.3%	(0.3)%	2.7%	86.4%	86.7%	1.1%	3.4%
Post-acute/skilled	274	4,100,655	96	83.5%	86.0%	(12.6)%	3.0%	83.5%	82.5%	2.9%	3.0%
Life science	107	3,349,507	97	98.6%	97.8%	4.8%	8.6%	98.6%	97.9%	1.8%	1.9%
Medical office	210	3,020,426	84	91.1%	90.4%	2.6%	3.8%	91.1%	90.8%	0.9%	1.8%
Hospital	16	594,085	100	58.6%	59.6%	4.1%	5.8%	58.6%	53.3%	(2.9)%	(1.5)%
Total Portfolio	**1,054**	**$ 19,177,606**	**90**			**(2.4)%**	**4.0%**			**1.4%**	**2.6%**
Total Portfolio excluding QCP[(1)]						**2.6%**	**4.4%**			**0.8%**	**2.4%**

SIX-MONTH SPP

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	Investment	Percent of Property Portfolio	2Q16	2Q15	NOI	Cash NOI
Senior housing	446	$ 8,076,890	87	86.4%	87.3%	—%	2.1%
Post-acute/skilled	274	4,100,655	96	83.5%	86.0%	(17.7)%	(4.3)%
Life science	107	3,349,507	97	98.6%	97.8%	4.8%	8.7%
Medical office	210	3,020,426	84	91.1%	90.4%	1.9%	3.6%
Hospital	16	594,085	100	58.6%	59.6%	3.1%	4.1%
Total Portfolio	**1,053**	**$ 19,141,563**	**90**			**(4.1)%**	**1.7%**
Total Portfolio excluding QCP[(1)]						**2.5%**	**3.8%**

(1) Represents SPP NOI and SPP cash NOI excluding the HCRMC properties and 28 primarily post-acute/skilled nursing properties (collectively, the "Properties"). The Company intends to spin-off the Properties to be controlled by a newly formed corporation, Quality Care Properties, Inc. ("QCP"). QCP will be an independent, publicly traded, self-managed and self-administered company. Further information is included in the Company's Current Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on August 9, 2016.

16

Expirations and Maturities

As of June 30, 2016, dollars in thousands

ANNUALIZED BASE RENT - LEASE EXPIRATIONS[1]

Year	Total	% of Total	Senior Housing[2]	Post-Acute/ Skilled	Life Science[3]	Medical Office	Hospital
2016[4]	$ 53,900	3	$ 13,384	$ —	$ 4,284	$ 36,232	$ —
2017	102,645	6	9,405	—	29,024	56,401	7,815
2018	164,388	10	51,993	—	60,979	51,416	—
2019	98,342	6	9,224	19,368	18,498	43,892	7,360
2020	111,609	7	38,564	—	15,295	49,935	7,815
2021	81,996	5	11,008	—	45,147	24,315	1,526
2022	57,786	3	2,165	3,311	18,990	20,463	12,857
2023	75,110	5	24,181	—	38,926	12,003	—
2024	63,557	4	33,258	1,208	2,215	13,034	13,842
2025	80,224	5	9,388	—	15,938	28,488	26,410
Thereafter	773,856	46	315,119	408,779	17,115	24,769	8,074
	$ 1,663,413	**100**	**$ 517,689**	**$ 432,666**	**$ 266,411**	**$ 360,948**	**$ 85,699**

ANNUALIZED BASE RENT - DEBT INVESTMENT MATURITIES[1]

Year	Total	Senior Housing	Post-Acute/ Skilled
2016	$ 1,258	$ 1,258	$ —
2017	2,643	—	2,643
2018	31,249	1,660	29,589
2019	29,794	—	29,794
2020	—	—	—
2021	442	442	—
2022	973	973	—
2023	—	—	—
2024	—	—	—
2025	—	—	—
Thereafter	—	—	—
	$ 66,359	**$ 4,333**	**$ 62,026**

(1) Assumes that renewals, purchase options, borrower prepayments and tenant options are not exercised unless otherwise indicated.
(2) Excludes Annualized Base Rent of $193.0 million related to 107 facilities operated under a RIDEA structure.
(3) Includes $19.9 million in 2018 related to the second tranche of the purchase option exercised by Genentech that is expected to close in July 2018. The first tranche is held for sale as of June 30, 2016, and is therefore excluded from the operating portfolio.
(4) Includes month-to-month and holdover leases.

17

As of and for the quarter ended June 30, 2016, dollars in thousands INVESTMENTS Property Count Cash NOI Occupancy % EBITDARM CFC EBITDAR CFC Property Portfolio Investment Units Assisted living 257 $ 3,401,687 $ 68,081 18,840 86.9 1.23x 1.05x CCRCs 11 530,149 12,380 3,085 85.2 1.26x 1.05x Assisted living 27 625,473 10,401 3,127 87.2 1.42x 1.10x Total Leased Portfolio 400 $ 6,586,066 $ 127,315 35,303 86.5 1.26x 1.06x Operating Properties: 507 $ 9,319,920 $ 176,074 50,430 Interest Income Debt Investments Investment Other 22,999 442 Total $ 9,379,221 $ 192,548 (1) Interest income includes $14.6 million related to the monetization of two development loans representing our participation in the appreciation of the assets. 18 $ 59,301 $ 16,474 Participating development loans(1) $ 36,302 $ 16,032 Various 107 2,733,854 48,759 15,127 87.9 N/A N/A HCRMC DFLs61 1,179,180 17,520 4,472 83.4 N/A N/A Direct Financing Leases: Independent living 44 849,577 18,933 5,779 88.0 1.24x 1.09x Operating Leases:

Same Property Portfolio Dollars in thousands 2Q15 3Q15 4Q15 1Q16 2Q16 Investment $ 7,789,164 $ 7,819,916 $ 8,079,702 $8,102,749 $ 8,112,933 3-month Occupancy % 87.3 86.6 86.9 86.7 86.4 EBITDAR CFC 1.10x 1.10x 1.08x 1.07x 1.06x Total revenues $ 234,689 $ 233,789 $ 240,679 $ 237,033 $ 238,049 $ 159,874 $ 156,322 $ 164,963 $ 157,636 $ 159,434 Non-cash adjustments to NOI(1) (6,888) (5,868) (4,523) (5,769) (2,341) Year-Over-Year Three-Month SPP Growth 2.7% (1) SPP Cash NOI normalizes for the effects of foreign exchange rate movements by using the average current period exchange rate to translate from British pound sterling (“GBP”) into U.S. dollars for the comparison periods. 19 $ 152,986 $ 150,454 $ 160,440 $ 151,867 $ 157,093 Cash NOI: Operating expenses (74,815) (77,467) (75,716) (79,397) (78,615) NOI: EBITDARM CFC1.30x 1.29x 1.28x 1.27x 1.26x Units 43,899 43,953 44,007 43,996 44,017 Property count 447 447 447 447 447

Lease and Debt Investment Relationships As of and for the quarter ended June 30, 2016, dollars in thousands Leased Portfolio(1) Properties Cash NOI HCRMC 1,179,180 17,485 17,520 61 100 4,472 83.4 N/A N/A Aegis Senior Living 182,152 3,944 4,270 10 80 701 87.9 1.22x 1.06x Other 796,405 32,166 31,889 77 95 4,777 88.7 1.16x 0.99x Total $ 6,645,367 $ 146,291 $ 143,789 400 98 35,303 86.5 1.26x 1.06x (1) Occupancy and CFC are reported for leased properties that have been held for the trailing 12 months ended one quarter in arrears from the date reported. CFC also excludes the HCRMC senior housing portfolio as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. 20 Subtotal excluding Brookdale$ 3,894,032 $ 83,989 $ 85,331 225 97 18,367 86.5 1.32x 1.09x Capital Senior Living 181,988 4,255 4,262 15 100 1,518 84.6 1.21x 1.06x Harbor Retirement Associates 211,830 4,647 4,530 14 100 1,346 82.1 1.53x 1.30x Sunrise Senior Living 1,342,477 21,492 22,860 48 98 5,553 88.9 1.40x 1.12x NOI andand Interest Operator InvestmentInterest Income Income Count % Pooled Occupancy EBITDARMEBITDAR Units % CFCCFC Brookdale $ 2,751,335 $ 62,302 $ 58,458 175 98 16,936 86.6 1.21x 1.04x

Senior Housing | Operating Portfolio

As of and for the quarter ended June 30, 2016, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

Market	Investment	Cash NOI	% of Operating NOI	Units[1] IL	Units[1] AL	3-Month Occupancy %	REVPOR[1] IL	REVPOR[1] AL
Houston, TX	$ 305,697	$ 5,460	8.8	1,717	87	90.9	$ 2,441	$ 5,719
Denver, CO	288,557	4,106	6.6	715	154	93.8	4,222	3,646
Chicago, IL	273,077	1,768	2.8	948	370	84.9	3,608	6,165
Miami, FL	189,767	4,572	7.3	963	223	93.2	3,843	4,339
Tampa, FL	106,545	2,040	3.3	426	182	83.4	3,707	3,944
Providence, RI	86,582	1,949	3.1	413	191	86.4	3,771	5,115
Memphis, TN	86,431	1,029	1.7	130	230	89.8	1,630	4,890
Sarasota, FL	84,418	1,622	2.6	164	259	86.3	4,734	4,010
Richmond, VA	77,262	1,562	2.5	—	303	89.2	—	4,967
Boston, MA	75,502	813	1.3	—	227	76.5	—	5,276
Riverside, CA	72,977	1,302	2.1	183	316	89.2	3,255	4,693
Dallas, TX	70,261	1,631	2.6	257	357	92.3	2,038	3,561
Washington, DC	68,486	1,648	2.6	—	222	97.5	—	6,464
San Diego, CA	65,114	1,344	2.2	—	318	86.4	—	7,710
Austin, TX	64,365	1,648	2.6	—	276	96.0	—	5,857
Phoenix, AZ	41,454	1,061	1.7	211	—	89.6	3,719	—
Boulder, CO	40,567	611	1.0	96	—	99.9	3,978	—
Fresno, CA	38,861	447	0.7	172	—	88.9	3,366	—
New York, NY	36,328	688	1.1	—	120	85.1	—	6,191
Baltimore, MD	36,280	779	1.3	—	202	91.9	—	5,228
Other	625,323	12,679	20.5	1,275	3,420	84.3	3,000	4,587
	$ 2,733,854	**$ 48,759**	**78.4**	**7,670**	**7,457**	**87.9**	**$ 3,279**	**$ 4,909**
CCRC JV[2]	678,075	13,503	21.6	6,491	684	85.3	4,835	6,053
Total	**$ 3,411,929**	**$ 62,262**	**100.0**	**14,161**	**8,141**	**87.1**	**$ 3,979**	**$ 5,007**

(1) Unit type and REVPOR are based on the majority type within each community. AL includes needs-based care such as memory care.
(2) CCRC JV Investment and Cash NOI represent the Company's 49% share.

21

Senior Housing | Operating Portfolio

As of and for the quarter ended June 30, 2016, dollars in thousands

NEW SUPPLY ANALYSIS

Market	HCP Portfolio Properties/ Units	HCP Portfolio Cash NOI	HCP Portfolio % of Operating NOI	5-Mile Radius[1] Properties/ Units Under Construction[2]	Potential NOI Impact[3]	5 Year Total Population Growth %[4]	5 Year 75+ Population Growth %[4]	Median Household Income	75+ Median Net Worth	Unemployment %
US National Average						*4.2*	*16.2*	*$ 54*	*$ 206*	*5.9*
Houston, TX	6 / 1,804	$ 5,460	8.8	3 / 519	$ 2,472	9.2	25.4	74	249	4.7
Denver, CO	5 / 869	4,106	6.6	3 / 298	988	7.8	17.2	55	229	2.9
Chicago, IL	7 / 1,318	1,768	2.8	6 / 712	143	1.1	9.7	75	236	6.9
Miami, FL	7 / 1,186	4,572	7.3	2 / 498	1,368	6.6	16.1	49	220	8.3
Tampa, FL	3 / 608	2,040	3.3	— / —	—	4.2	13.8	44	192	5.7
Providence, RI	5 / 604	1,949	3.1	1 / 58	416	1.3	8.9	54	157	6.1
Memphis, TN	3 / 360	1,029	1.7	— / —	—	3.5	19.4	68	247	5.2
Sarasota, FL	3 / 423	1,622	2.6	3 / 284	482	5.5	14.8	50	248	5.5
Richmond, VA	2 / 303	1,562	2.5	2 / 133	1,562	5.1	14.5	80	243	3.4
Boston, MA	2 / 227	813	1.3	1 / 90	425	4.1	9.9	81	215	5.9
Riverside, CA	3 / 499	1,302	2.1	— / —	—	6.8	15.5	62	239	8.7
Dallas, TX	5 / 614	1,631	2.6	4 / 376	546	6.8	18.1	63	239	4.1
Washington, DC	2 / 222	1,648	2.6	1 / 88	993	6.7	19.0	101	250	3.0
San Diego, CA	2 / 318	1,344	2.2	2 / 128	1,344	5.8	17.1	98	250	4.8
Austin, TX	3 / 276	1,648	2.6	— / —	—	9.7	21.6	56	209	3.7
Phoenix, AZ	1 / 211	1,061	1.7	— / —	—	5.8	12.1	52	224	5.7
Boulder, CO	1 / 96	611	1.0	— / —	—	5.0	23.3	56	214	3.3
Fresno, CA	1 / 172	447	0.7	— / —	—	3.4	10.5	56	230	7.6
New York, NY	1 / 120	688	1.1	— / —	—	3.6	10.1	68	250	4.1
Baltimore, MD	2 / 202	779	1.3	— / —	—	1.7	11.3	58	207	7.1
Other	43 / 4,695	12,679	20.5	14 / 1,288	1,850	4.8	14.1	56	209	5.9
CCRC JV[5]	15 / 7,175	13,503	21.6	1 / 32	1,199	6.7	21.6	53	234	5.4
Total	**122 / 22,302**	**$ 62,262**	**100.0**	**43 / 4,504**	**$ 13,788**	**6.2**	**16.4**	**$ 60**	**$ 225**	**5.2**
% of Total Portfolio Income					**2.8%**					

(1) Demographic data provided by Environmental Systems Research Institute ("ESRI") for 2016, represents a 5-mile radius around each community and is weighted by NOI.
(2) Construction data provided by National Investment Center for Seniors Housing & Care ("NIC") for the quarter ended June 30, 2016 and reflects senior housing construction and expansions of similar care types and entrance fee requirements within 5 miles of the Company's communities.
(3) Reflects Cash NOI for the Company's operating portfolio within 5 miles of new construction and expansions.
(4) Reflects projected growth from 2016 to 2021.
(5) CCRC JV Cash NOI represents the Company's 49% share.

22

Senior Housing | Operating Portfolio Trend

Dollars in thousands, except REVPOR

TOTAL OPERATING PORTFOLIO[1]

	2Q15[2]	3Q15	4Q15	1Q16	2Q16
Property count	106	106	108	108	107
Investment	$ 2,593,843	$ 2,610,854	$ 2,681,111	$ 2,700,410	$ 2,733,854
Units	15,253	15,241	15,403	15,403	15,127
3-month Occupancy %	86.0	87.7	88.2	88.4	87.9
REVPOR	$ 4,067	$ 3,873	$ 3,895	$ 4,056	$ 4,070
NOI:					
Total revenues	$ 106,826	$ 155,290	$ 158,261	$ 165,763	$ 164,202
Operating expenses	(75,205)	(109,952)	(110,444)	(113,890)	(115,443)
	$ 31,621	**$ 45,338**	**$ 47,817**	**$ 51,873**	**$ 48,759**
NOI Margin %	29.6	29.2	30.2	31.3	29.7
Total CAPEX	$ 10,191	$ 17,010	$ 22,057	$ 19,299	$ 12,754

SAME STORE PORTFOLIO[1]

	2Q15	3Q15	4Q15	1Q16	2Q16
Property count	70	70	70	70	70
Investment	$ 1,682,831	$ 1,696,339	$ 1,710,583	$ 1,723,359	$ 1,730,820
Units	10,049	10,038	10,031	10,031	10,030
3-month Occupancy %	86.0	86.7	87.4	88.0	87.5
REVPOR	$ 4,067	$ 4,055	$ 4,082	$ 4,230	$ 4,213
NOI:					
Total revenues	$ 105,461	$ 105,905	$ 107,403	$ 112,066	$ 110,971
Operating expenses	(74,346)	(77,040)	(75,343)	(78,440)	(78,116)
	$ 31,115	**$ 28,865**	**$ 32,060**	**$ 33,626**	**$ 32,855**
NOI Margin %	29.5	27.3	29.9	30.0	29.6
			Year-Over-Year Three-Month SPP Growth		**5.6%**

(1) Excludes the CCRC JV reported on the Brookdale Entrance Fee CCRC Portfolio page in this supplemental report.
(2) Includes 35 assets acquired on June 30, 2015 for which NOI includes one day of activity. Occupancy and REVPOR exclude these assets as a full quarter of activity is not available.

23

Post-Acute/Skilled

As of and for the quarter ended June 30, 2016, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	47	$ 343,662	$ 10,467	4,055	83.3	1.76x	1.29x
HCRMC DFLs	249	3,941,848	98,896	32,527	83.0	N/A	N/A
	296	**$ 4,285,510**	**$ 109,363**	**36,582**	**83.0**	**1.76x**	**1.29x**

Debt Investments	Investment	Interest Income	DSC
HC-One[(1)]	$ 372,294	$ 8,168	2.28x
Tandem	256,250	7,584	1.39x
Four Seasons Health Care	104,381	561	0.70x
	$ 732,925	**$ 16,313**	
Total	**$ 5,018,435**	**$ 125,676**	

OPERATOR CONCENTRATION

				Properties		Leased Portfolio[(2)]			
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCRMC	$ 3,941,848	$ 98,887	$ 98,896	249	100	32,527	83.0	N/A	N/A
HC-One	539,240	11,891	11,491	21	100	1,334	N/A	N/A	N/A
Tandem	319,350	9,440	9,451	9	100	932	93.6	2.71x	2.18x
Four Seasons Health Care	104,381	561	561	—	—	—	N/A	N/A	N/A
Covenant Care	70,195	2,866	2,948	12	100	1,261	80.3	1.28x	0.83x
Other	43,421	2,204	2,329	5	80	528	69.2	1.33x	0.91x
	$ 5,018,435	**$ 125,849**	**$ 125,676**	**296**	**100**	**36,582**	**83.0**	**1.76x**	**1.29x**

(1) HC-One's DSC is for the nine months ending March 31, 2016, which represents the most recent period available following the April 2015 conversion of £174.3 million ($257.4 million) of the Company's debt investment to fee ownership in 36 care homes.

(2) Occupancy and CFC are reported for leased properties that have been held for the trailing 12 months ended one quarter in arrears from the date reported. CFC also excludes the HCRMC post-acute/skilled portfolio as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty.

24

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 2Q15 3Q15 4Q15 1Q16 2Q16 Investment $ 5,177,977 $ 5,148,453 $ 4,110,827 $ 4,100,655 $ 4,100,655 3-month Occupancy % 86.0 83.4 82.6 82.5 83.5 Total revenues $ 120,568 $ 121,760 $ 122,869 $ 102,452 $ 105,431 $ 120,520 $ 121,712 $ 122,847 $ 102,410 $ 105,389 Non-cash adjustments to NOI (18,051) (19,233) (20,409) 54 105 Year-Over-Year Three-Month SPP Growth 3.0% SPP Metrics(1) EBITDAR CFC 1.53x 1.45x 1.36x 1.36x 1.29x (1) Excludes the HCRMC post-acute/skilled portfolio as the combined portfolio is cross-collaterallized under a single master lease with a corporate guaranty. 25 Quality Mix % 58.8 58.4 57.9 56.6 55.5 EBITDARM CFC2.03x 1.94x 1.84x 1.83x 1.76x $ 102,469 $ 102,479 $ 102,438 $ 102,464 $ 105,494 Cash NOI: Operating expenses (48) (48) (22) (42) (42) NOI: Beds34,067 34,075 34,054 34,068 34,065 Property count 274 274 274 274 274

Post-Acute/Skilled HCR ManorCare Portfolio Summary As of and for the quarter ended June 30, 2016, dollars in thousands HCP INVESTMENT IN HCRMC Property Count Cash NOI Occupancy % Investment Capacity Post-acute/skilled 249 3,941,848 98,896 32,527 Beds 83.0 For the trailing twelve months ended, dollars in thousands HCRMC PERFORMANCE Facility EBITDAR March 31, 2016 51.9 33.1 62.2 492,825 1.13x 369,991 0.85x (1) Represents revenues for each metric as a percentage of total revenues for the post-acute/skilled portfolio for the trailing 12 months ended for the periods presented. (2) Facility EBITDAR includes an imputed management fee of 4% . 26 June 30, 2016 51.3 32.6 61.6 479,096 1.10x 357,309 0.82x Post-Acute/Skilled Metrics(1) Facility EBITDARM (2) Skilled Mix % Medicare % Quality Mix % AmountCFC AmountCFC June 30, 2015 53.0 34.7 63.3 $ 574,832 1.14x $ 440,501 0.87x 310 $ 5,121,028 $ 116,416 83.0 Assisted living 61 $ 1,179,180 $ 17,520 4,472 Units 83.4

Post-Acute/Skilled

Reconciliation of HCRMC EBITDAR and FCC

Dollars in millions

HCRMC UNAUDITED RESULTS OF OPERATIONS[1]

	Trailing 12 Months Ended			
		June 30, 2016		March 31, 2016
Revenues	$	3,940.3	$	4,010.1
Operating and general and administrative expenses		(3,455.1)		(3,507.9)
Depreciation and amortization expense		(131.2)		(134.0)
Asset impairment[2]		(6.0)		—
Income before other (expenses) income and income taxes	**$**	**348.0**	**$**	**368.2**
Interest expense		(467.6)		(472.4)
Loss on disposal of assets		(49.3)		(43.4)
Equity in earnings, interest income and other		14.4		11.7
Loss from continuing operations before income taxes	**$**	**(154.5)**	**$**	**(135.9)**
Income tax benefit		39.3		7.4
Loss from continuing operations	**$**	**(115.2)**	**$**	**(128.5)**
Loss from discontinued operations:				
Facility EBITDARM		(3.0)		(14.2)
Other income, net of taxes		4.5		7.7
Loss from discontinued operations		**1.5**		**(6.5)**
Net loss	**$**	**(113.7)**	**$**	**(135.0)**
EBITDAR AND FCC CALCULATION				
Revenues	$	3,940.3	$	4,010.1
Operating and general and administrative expenses		(3,455.1)		(3,507.9)
Equity in earnings, interest income and other		14.4		11.7
Facility EBITDARM from discontinued operations		(3.0)		(14.2)
Other adjustments		3.5		3.5
EBITDAR	**$**	**500.1**	**$**	**503.2**
Normalizing adjustments[3]		0.9		12.4
Normalized EBITDAR	**$**	**501.0**	**$**	**515.6**
Fixed charges:				
Cash rent	$	463.1	$	464.9
Interest expense - term loan and other		21.9		22.0
Total fixed charges	**$**	**485.0**	**$**	**486.9**
As Reported FCC[4]		1.03x		1.03x
Normalized FCC[4]		1.03x		1.06x

(1) Results include revenues and expenses related to all businesses managed by HCRMC including (i) Facility EBITDARM for communities owned by the Company, (ii) home health care, hospice and rehabilitation services and (iii) general and administrative, depreciation, interest and income tax expenses. All data was derived solely from information provided by HCRMC without independent verification by the Company.

(2) Relates to a June 2016 impairment on a non-HCP facility.

(3) Primarily relates to non-cash accrual charges for general and professional liability claims that are excluded for purposes of calculating normalized FCC.

(4) Represents EBITDAR (as reported FCC) or normalized EBITDAR (normalized FCC) divided by total fixed charges. EBITDAR for the trailing 12 months ended June 30, 2016, includes losses of $9 million related to 33 non-strategic assets sold to date. Excluding these losses and giving effect to the rent associated with them, the normalized FCC would be 1.07x.

27

Life Science As of and for the quarter ended June 30, 2016, dollars and square feet in thousands INVESTMENTS Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment San Diego 24 690,003 12,104 1,788 96.5 113 $ 3,439,401 $ 71,695 7,016 98.7 SAME PROPERTY PORTFOLIO 2Q15 3Q15 4Q15 1Q16 2Q16 Investment $3,306,504 $3,316,416 $3,330,689 $3,338,168 $3,349,507 Occupancy % 97.8 98.0 98.2 97.9 98.6 Total revenues $ 75,374 $ 75,819 $ 76,851 $ 76,049 $ 78,491 $ 60,682 $ 60,748 $ 61,258 $ 62,487 $ 63,593 Non-cash adjustments to NOI (1,887) (1,784) (866) 206 281 Year-Over-Year Three-Month SPP Growth 8.6% (1) Cash NOI includes $6.1 million related to the first tranche of the purchase option exercised by Genentech that is held for sale as of June 30, 2016, and is therefore excluded from all other metrics presented. 28 $ 58,795 $ 58,964 $ 60,392 $ 62,693 $ 63,874 Cash NOI: Operating expenses (14,692) (15,071) (15,593) (13,562) (14,898) NOI: Square feet 6,844 6,846 6,846 6,846 6,846 Property count 107 107 107 107 107 Other 12 192,779 5,446 835 100.0 San Francisco(1) 77 $ 2,556,619 $ 54,145 4,393 99.3

Life Science

Dollars and square feet in thousands, except dollars per square foot

SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS)

	Total				San Francisco		San Diego		Other	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2016[1]	157	2	$ 4,284	2	124	$ 3,283	33	$ 1,001	—	$ —
2017	724	10	29,024	11	414	15,987	310	13,037	—	—
2018[2]	1,234	18	60,979	23	1,074	57,219	82	2,289	78	1,471
Thereafter	4,808	70	172,124	64	2,750	118,007	1,301	35,474	757	18,643
	6,923	**100**	**$ 266,411**	**100**	**4,362**	**$ 194,496**	**1,726**	**$ 51,801**	**835**	**$ 20,114**

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change In Rents	HCP Tenant Improvements Per Sq. Ft.	Leasing Costs Per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of March 31, 2016	6,953	$ 38.08					
Dispositions	(78)	57.18					
Expirations	(494)	19.29					
Renewals, amendments and extensions	464	18.55	(4.9)	$ 3.84	$ 1.80	80	93%
New leases/remeasurements	102	35.71		67.29	11.73	75	
Terminations	(24)	29.21					
Leased Square Feet as of June 30, 2016	**6,923**	**$ 38.48**					

(1) Includes month-to-month and holdover leases.

(2) Includes 337,000 square feet and Annualized Base Rent of $19.9 million related to the second tranche of the purchase option exercised by Genentech that is expected to close in July 2018. The first tranche is held for sale as of June 30, 2016, and is therefore excluded from the operating portfolio.

29

Shoreline Mountain View, CA Life Science As of June 30, 2016, dollars and square feet in thousands TENANT CONCENTRATION Genentech(1) 400 6 22,032 8 LinkedIn Corporation 373 5 14,419 5 Google 290 4 10,005 4 Takeda 166 2 7,736 3 ARUP 324 5 6,087 2 (1) Excludes 457,000 square feet and $24.1 million of Annualized Base Rent related to the first tranche of the purchase option exercised by Genentech that is held for sale as of June 30, 2016. 6,923 100 $ 266,411 100 30 Other 3,586 52 117,172 44 General Atomics 397 6 6,696 3 Myriad Genetics 310 4 7,798 3 Exelixis, Inc. 246 4 11,810 4 Rigel Pharmaceuticals 147 2 15,582 6 Leased Square Feet Annualized Base Rent % of AmountTotal % of AmountTotal Amgen 684 10 $ 47,074 18

Medical Office As of and for the quarter ended June 30, 2016, dollars and square feet in thousands INVESTMENTS Healthcare System Affiliated % Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment Off-campus 50 802,373 12,433 3,082 91.1 69.6 SAME PROPERTY PORTFOLIO 2Q15 3Q15 4Q15 1Q16 2Q16 Investment $ 2,949,401 $ 2,968,616 $ 2,995,333 $ 3,008,383 $ 3,020,426 Occupancy % 90.4 90.8 91.3 90.8 91.1 Total revenues $ 96,855 $ 98,470 $ 97,049 $ 97,899 $ 98,983 $ 59,618 $ 60,218 $ 61,051 $ 60,654 $ 61,194 Non-cash adjustments to NOI (595) (301) (54) (462) 89 Year-Over-Year Three-Month SPP Growth 3.8% 31 $ 59,023 $ 59,917 $ 60,997 $ 60,192 $ 61,283 Cash NOI: Operating expenses (37,237) (38,252) (35,998) (37,245) (37,789) NOI: Square feet 14,842 14,838 14,854 14,854 14,880 Property count 210 210 210 210 210 227 $ 3,591,517 $ 67,020 17,253 91.6 94.6 On-campus 177 $ 2,789,144 $ 54,587 14,171 91.7 100.0

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus 2017 2,350 15 56,401 16 1,859 44,828 491 11,573 Thereafter 9,746 62 216,899 60 8,001 175,992 1,745 40,907 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents(2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Dispositions (71) 26.23 Expirations (485) 22.26 New leases 249 23.49 18.51 5.60 67 Leased Square Feet as of June 30, 2016 15,804 $ 22.84 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease. 32 Terminations (13) 26.32 Renewals, amendments and extensions 418 21.60 0.3 $ 11.25 $ 3.48 70 75% Redevelopments92 28.68 Leased Square Feet as of March 31, 2016 15,614 $22.70 15,804 100 $ 360,948 100 12,996 $ 295,946 2,808 $ 65,002 2018 2,230 14 51,416 14 1,852 42,814 378 8,602 Year Leased Square Annualized Feet % Base Rent % Square Annualized Feet Base Rent Square Annualized Feet Base Rent 2016(1) 1,478 9 $ 36,232 10 1,284 $ 32,312 194 $ 3,920

Hospital As of and for the quarter ended June 30, 2016, dollars in thousands INVESTMENTS Occupancy % (1) Property Count Cash NOI EBITDARM CFC EBITDAR CFC Leased Properties Investment Beds Other 11 213,857 6,049 733 59.9 3.32x 3.04x SAME PROPERTY PORTFOLIO 2Q15 3Q15 4Q15 1Q16 2Q16 Investment $ 594,085 $ 594,085 $ 594,085 $ 594,085 $ 594,085 3-month Occupancy % (1) 59.6 55.0 54.0 53.3 58.6 EBITDAR CFC 5.52x 5.74x 5.88x 6.00x 6.11x Total revenues $ 21,479 $ 22,382 $ 22,238 $ 22,857 $ 22,054 $ 20,208 $ 21,781 $ 21,204 $ 21,658 $ 21,039 Non-cash adjustments to NOI 226 288 296 304 582 Year-Over-Year Three-Month SPP Growth 5.8% (1) Certain operators in the Company’s hospital portfolio are not required under their respective leases to provide operational data. 33 $ 20,434 $ 22,069 $ 21,500 $ 21,962 $ 21,621 Cash NOI: Operating expenses (1,271) (601) (1,034) (1,199) (1,015) NOI: EBITDARM CFC5.93x 6.16x 6.31x 6.44x 6.55x Beds2,221 2,228 2,227 2,247 2,247 Property count 16 16 16 16 16 16 $ 594,085 $ 21,634 2,247 55.2 6.55x 6.11x Acute care 5 $ 380,228 $ 15,585 1,514 51.5 7.79x 7.28x

Unconsolidated Joint Ventures

As of and for the quarter ended June 30, 2016, dollars and square feet in thousands

INVESTMENTS

	Total	Medical Office	Life Science	Post-Acute/ Skilled[1]	Senior Housing[2]
HCP's ownership percentage		20% - 67%	50% - 63%	80%	45% - 72%
Joint ventures' investment	$ 390,894	$ 14,359	$ 155,473	$ 11,438	$ 209,624
Joint ventures' mortgage debt	130,035	—	—	—	130,035
HCP's net equity investment[3]	117,181	4,693	68,438	1,294	42,756
Property count	17	1	4	4	8
Capacity		103 Sq. Ft.	278 Sq. Ft.	420 Beds	935 Units
Occupancy %		100.0	92.8	78.3	94.7

SELECTED FINANCIAL DATA

	Three Months Ended June 30, 2016			
Joint Venture Results:	Medical Office	Life Science	Post-Acute/ Skilled[1]	Senior Housing[2]
Total revenues	$ 781	$ 3,246	$ 509	$ 9,188
Operating expenses	(231)	(722)	(9)	(5,325)
NOI	**$ 550**	**$ 2,524**	**$ 500**	**$ 3,863**
Depreciation and amortization	(208)	(599)	(86)	(1,725)
General and administrative expenses	(14)	(11)	(18)	(422)
Interest expense and other	—	—	(123)	(1,295)
Income from discontinued operations[4]	674	—	—	—
Net income	**$ 1,002**	**$ 1,914**	**$ 273**	**$ 421**
Depreciation and amortization	284	599	86	1,725
FFO	**$ 1,286**	**$ 2,513**	**$ 359**	**$ 2,146**
Non-cash adjustments to NOI	(10)	5	—	—
Non-cash adjustments to net income	44	—	—	(33)
Leasing costs and tenant and capital improvements	(297)	(44)	—	—
FAD	**$ 1,023**	**$ 2,474**	**$ 359**	**$ 2,113**
HCP's Pro Rata Share:				
Mortgage debt	$ —	$ —	$ —	$ 72,441
NOI	367	1,497	400	1,807
Net income	390	1,164	218	419
FFO	548	1,491	287	1,142
FAD	390	1,470	287	1,125

(1) Four post-acute/skilled facilities were deconsolidated as of January 1, 2016 in conjunction with the adoption of ASU 2015-02, *Amendments to the Consolidation Analysis*.

(2) Excludes the CCRC JV reported on the Brookdale Entrance Fee CCRC Portfolio page in this supplemental report.

(3) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheet, which may differ from the capital balance as presented at the joint venture level.

(4) Medical office includes activity for five assets that are held for sale.

34

Unconsolidated Joint Ventures

Brookdale Entrance Fee CCRC Portfolio

As of and for the quarter ended June 30, 2016, dollars in thousands, except REVPOR

CAPITALIZATION		PORTFOLIO METRICS	
Joint venture's investment	$ 1,383,826	CCRC campuses	15
Joint venture's mortgage debt (excludes Entrance Fees)	$ 211,660	Units	7,175
HCP's equity ownership	49%	Occupancy	85.3%
HCP's net equity investment[1]	$ 459,659	REVPOR	$ 4,954

SELECTED FINANCIAL DATA

Cash Entrance Fee Sales:	
# of closings	211
# of refunds	156
Total Entrance Fee proceeds	$ 32,574
Refunds of Entrance Fees	$ 13,906
Non-refundable Entrance Fee %	59%

	JV Total	HCP's 49% Interest	
Joint Venture Results:	**NOI/FFO**	**NOI/FFO**	**Cash NOI/FAD**
Resident fees and services	$ 91,005	$ 44,592	$ 44,592
Operating expenses	(78,847)	(38,635)	(39,146)
Non-refundable Entrance Fee sales, net[2]	4,103	2,011	8,057
NOI	**$ 16,261**	**$ 7,968**	**$ 13,503**
Interest expense and other	(1,603)	(785)	(1,052)
Depreciation and amortization	(22,161)	(10,859)	—
Other items	731	358	358
Net (loss) income	**$ (6,772)**	**$ (3,318)**	**$ 12,809**
Depreciation and amortization	22,161	10,859	—
Tenant and capital improvements	—	—	(855)
FFO/FAD	**$ 15,389**	**$ 7,541**	**$ 11,954**

(1) Represents the carrying value of the Company's equity interest in the unconsolidated joint venture as reported on its consolidated balance sheet, which may differ from the capital balance as presented at the joint venture level.

(2) Non-refundable Entrance Fees are recognized on a NOI/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

35

REPORTING Definitions Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent for operating properties under a RIDEA structure is calculated based on the most recent quarter’s NOI annualized for 12 months. Excludes properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). The Company uses Annualized Base Rent for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/ tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) the disaggregated HCRMC senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet its obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, severance-related charges, litigation settlement charges, gain upon consolidation of joint venture and foreign currency exchange gains (losses). We consider EBITDA and Adjusted EBITDA important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance. Net income (loss) is the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA. Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For GAAP NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. 36

REPORTING Definitions Estimated / Actual Completion Date For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from most borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, with the exception of the HCRMC portfolio which uses 4% ; or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) the disaggregated HCRMC senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings release for information regarding FAD. Funds From Operations (“FFO”) and FFO as Adjusted* See the “Funds From Operations” section of the accompanying earnings release for information regarding FFO and FFO as adjusted. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated joint ventures, presented on the same basis. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated joint ventures. Total Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. 37

REPORTING Definitions Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings release for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/ skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods ended one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period presented. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Portfolio Income* Cash NOI from real estate owned by the Company, including noncontrolling interests, interest income from Debt Investments and the Company’s pro rata share of Cash NOI from real estate held in the Company’s unconsolidated joint ventures for the period presented. Net income is the most directly comparable GAAP measure to Portfolio Income. Portfolio Income is a supplemental measure which enables both management and investors to analyze the Company’s performance as a REIT. Quality Mix Non-Medicaid revenues as a percentage of total revenues for the trailing 12 months ended one quarter in arrears, unless noted otherwise. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The 3-month average revenue per occupied room for the period presented. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”)* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings release for information regarding SPP. Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Skilled Mix Medicare and Managed Care revenues as a percentage of total revenues for the trailing 12 months. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt* Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures. Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs (previously included in other assets, net) to be presented as a direct deduction to the related debt liability. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization. Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs (previously included in other assets, net) to be presented as a direct deduction to the related debt liability. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. 38

REPORTING Definitions Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total Secured Debt* Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated joint ventures. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures The Company believes that net income, as defined by U.S. generally accepted accounting principles (“GAAP”), is the most appropriate measure of its operating performance. In addition to net income as defined by GAAP, the Company believes Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FFO, FFO as adjusted, Investment, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Portfolio Income, Secured Debt Ratio, SPP, Total Debt, Total Gross Assets and Total Secured Debt are useful supplemental non-GAAP measures of its operating performance and financial position. As these non-GAAP measures have inherent limitations as analytical tools they should be used in conjunction with the Company’s most directly comparable GAAP presentations and not as alternatives to those indicators determined in accordance with GAAP. Reconciliations of Cash NOI, FAD, FFO, FFO as adjusted, NOI, Portfolio Income, and SPP to their most directly comparable GAAP measure, are included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 9, 2016. Reconciliations of SPP NOI and SPP Cash NOI growth and SPP NOI and SPP Cash NOI growth excluding QCP to their most directly comparable GAAP measure, are included in the accompanying earnings release. Reconciliations of the remaining non-GAAP supplemental measures used in this report to their most directly comparable GAAP measure are included elsewhere in this report. The Company’s computations of non-GAAP measures may not be comparable to similar measures reported by other companies. The information in this supplemental report should be read in conjunction with the accompanying earnings release and the Form 10-Q referenced above. 39

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended June 30, 2016 2015 Interest expense 121,333 118,632 Depreciation and amortization of real estate, in-place lease and other intangibles 141,386 120,403 HCP’s share of unconsolidated JV EBITDA 12,848 11,901 EBITDA $ 579,182 $ 416,473 FX remeasurement gain — (9,533) Impairments — 44,835 Adjusted EBITDA $ 474,226 $ 482,472 40 Gain on sales of real estate (119,614) (61) Severance-related charges —6,713 Transaction-related items and other 14,658 24,045 Other JV adjustments (291) 14,353 Equity loss (income) from unconsolidated JVs1,067 (12,001) Income tax benefit (2,003) (4,563) Net income$ 304,842 $ 167,748

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended June 30, 2016 2015 Interest expense 121,333 118,632 Capitalized interest 2,605 2,006 TOTAL GROSS ASSETS June 30, 2016 December 31, 2015 June 30, 2015 Consolidated total assets(1) $ 21,116,457 $ 21,103,349 $ 22,299,054 Investments in and advances to unconsolidated joint ventures (604,941) (605,244) (641,487) Accumulated depreciation and amortization from assets held for sale 87,677 83,381 — HCP’s share of unconsolidated JV gross assets(1) 1,177,484 1,114,383 1,276,816 (1) Reflects the adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability. (2) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015. 41 Total Gross Assets $ 24,912,981 $ 24,617,758 $ 25,713,388 Consolidated Gross Assets $ 23,735,497 $ 23,503,375 $ 24,436,572 Accumulated depreciation and amortization 3,136,304 2,921,889 2,779,005 (2) Adjusted Fixed Charge Coverage 3.8x 3.9x Fixed Charges $ 125,556 $ 123,680 HCP’s share of unconsolidated JV interest expense 1,618 3,042 Adjusted EBITDA$ 474,226 $ 482,472

Reconciliations of Non-GAAP Measures

As of June 30, 2016, dollars in thousands

INVESTMENT

	Senior Housing	Post-Acute/ Skilled	Life Science	Medical Office	Hospital	Non-Segment	Total
Consolidated total assets	**$ 9,024,379**	**$ 4,959,583**	**$ 3,295,514**	**$ 2,744,115**	**$ 500,564**	**$ 592,302**	**$21,116,457**
Investments in and advances to unconsolidated joint ventures	(513,941)	(1,294)	(68,438)	(21,268)	—	—	(604,941)
Accumulated depreciation and amortization	1,292,772	68,314	754,556	867,297	153,277	88	3,136,304
Accumulated depreciation and amortization from assets held for sale	1,235	—	86,442	—	—	—	87,677
Consolidated Gross Assets	**$ 9,804,445**	**$ 5,026,603**	**$ 4,068,074**	**$ 3,590,144**	**$ 653,841**	**$ 592,390**	**$23,735,497**
HCP's share of unconsolidated JV gross assets	1,112,485	10,219	25,160	29,620	—	—	1,177,484
Total Gross Assets	**$10,916,930**	**$ 5,036,822**	**$ 4,093,234**	**$ 3,619,764**	**$ 653,841**	**$ 592,390**	**$24,912,981**
Gross assets held for sale	—	—	—	—	—	(403,403)	(403,403)
Land held for development	(1,276)	—	(264,627)	(946)	(3,645)	—	(270,494)
Fully depreciated real estate and intangibles	132,833	8,317	157,590	241,742	5,494	—	545,976
Non-real estate related assets[(1)]	(799,277)	(17,554)	(140,656)	(153,062)	(36,092)	(188,987)	(1,335,628)
Real estate intangible liabilities, net of held for sale	(64,988)	—	(97,960)	(45,866)	(25,513)	—	(234,327)
Investment	**$10,184,222**	**$ 5,027,585**	**$ 3,747,581**	**$ 3,661,632**	**$ 594,085**	**$ —**	**$23,215,105**

(1) Includes straight-line rent receivables, net of reserves, lease commissions, net of amortization, cash and restricted cash, the value attributable to refundable Entrance Fee liabilities for our CCRC JV, and other assets.

42

COMPANY

Information

BOARD OF DIRECTORS

MICHAEL D. MCKEE
Chairman of the Board, President and
Chief Executive Officer, HCP, Inc.

DAVID B. HENRY
Lead Independent Director, HCP, Inc.
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

BRIAN G. CARTWRIGHT
Senior Advisor,
Patomak Global Partners LLC

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

JAMES P. HOFFMANN
Former Partner and Senior Vice President,
Wellington Management Company

PETER L. RHEIN
Partner,
Sarlot & Rhein

JOSEPH P. SULLIVAN
Chairman Emeritus, Board of Advisors,
RAND Health

EXECUTIVE MANAGEMENT

MICHAEL D. MCKEE
Chairman of the Board, President and
Chief Executive Officer

THOMAS M. HERZOG
Executive Vice President and
Chief Financial Officer

J. JUSTIN HUTCHENS
Executive Vice President and
Chief Investment Officer

TROY E. MCHENRY
Executive Vice President,
General Counsel and Corporate Secretary

SCOTT A. ANDERSON
Executive Vice President and
Chief Accounting Officer

JONATHAN M. BERGSCHNEIDER
Executive Vice President
Life Science Estates

KAI HSIAO
Executive Vice President
Senior Housing Asset Management

THOMAS D. KIRBY
Executive Vice President
Acquisitions and Valuations

THOMAS M. KLARITCH
Executive Vice President
Medical Office Properties

DARREN A. KOWALSKE
Executive Vice President
Post-Acute

JOHN LU
Executive Vice President
Corporate Finance and Investments

JOHN D. STASINOS
Executive Vice President
International

KENDALL K. YOUNG
Executive Vice President
Senior Housing Investments

43

2201 Medical Plaza Nashville, TN Forward-Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) closing dates, completion dates, stabilization dates, rentable square feet and total investment for development projects in progress and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: HCRMC’s ability to meet its contractual obligations under the HCRMC lease amendment and risks related to the impact of the U.S. Department of Justice lawsuit against HCRMC, including the possibility of larger than expected litigation costs, adverse results and related developments; risks relating to the Company’s reliance on a concentration of a small number of tenants and operators for a significant portion of its revenues; the financial weakness of tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; competition for skilled management and other key personnel; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing tenant or operator upon default; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company, its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the Continued 44

The Atrium Nashville, TN Forward-Looking Statements & Risk Factors (Continued) healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the Company’s ability to maintain its qualification as a real estate investment trust; uncertainties as to the completion and timing of our pending spin-off transaction; our ability to complete financings related to the spin-off transaction on acceptable terms or at all; the impact of the spin-off transaction on our business; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Tom Herzog, Executive Vice President and Chief Financial Officer, at (949) 407-0400. 45

CORPRATE HEADQUARTERS 1920 MAIN STREET, SUITE 1200 IRVINE , CA 92614 (949) 407-0700 LOS ANGELES OFFICE 11150 SANTA MONICA BOULEVARD, SUITE 1600 LOS ANGELES, CA 90025 SAN FRANCIS CO OFFICE 950 TOWER LANE , SUITE 1650 FOSTER CITY, CA 94404 NASHVILLE OFFICE 3000 MERIDIAN BOULEVARD, SUITE 200 FRANKLIN , TN 37067 LONDON OFFICE 24 BERKELEY SQUARE LONDON , WIJ 6HE 46